Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 24, 2021 relating to the financial statements of Enable Midstream Partners, LP (“Enable”), appearing in the Annual Report on Form 10-K of Enable for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Oklahoma City, Oklahoma

December 3, 2021